Exhibit 23.1

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12, Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-3 of our report dated April 28, 2026, relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of EUDA Health Holdings Limited for the fiscal year ended December 31, 2025.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

May 26, 2026